EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports dated May 24, 2017, relating to the consolidated financial statements and financial statement schedule of ePlus inc., and the effectiveness of ePlus inc.'s internal control over financial reporting, appearing in the Annual Report on Form 10-K of ePlus inc. and subsidiaries for the year ended March 31, 2017.

/s/DELOITTE & TOUCHE LLP

McLean, Virginia
September 22, 2017